                                                                   Exhibit 10.32

             AGREEMENT FOR LOCAL WIRELINE NETWORK INTERCONNECTION

                                    Between

            Citizens Telecommunication Company of California, Inc.


                                      And

                            Pac-West Telecomm, Inc.





                            Dated: November 1, 1999

             AGREEMENT FOR LOCAL WIRELINE NETWORK INTERCONNECTION


                               Table of Contents

                                                                         Page
SECTION 1.     RECITALS AND PRINCIPLES                                      1
SECTION 2.     GENERAL DEFINITIONS                                          1
SECTION 3.     NETWORK INTERCONNECTION                                      3
SECTION 4.     AUDIT CLAUSE                                                 9
SECTION 5.     DISPUTE RESOLUTION                                           9
SECTION 6.     FORCE MAJEURE                                                9
SECTION 7.     COMMISSION DECISION                                         10
SECTION 8.     REGULATORY CHANGES                                          10
SECTION 9.     REGULATORY APPROVAL                                         10
SECTION 10.    YEAR 2000 COMPLIANCE                                        10
SECTION 11.    INTEGRATION                                                 12
SECTION 12.    TERM OF AGREEMENT                                           12
SECTION 13.    EFFECTIVE DATE                                              12
SECTION 14.    AMENDMENT OF AGREEMENT                                      12
SECTION 15.    LIMITATION OF LIABILITY                                     12
SECTION 16.    INDEMNITY                                                   12
SECTION 17.    ASSIGNMENT                                                  13
SECTION 18.    CONTROLLING LAW                                             13
SECTION 19.    DEFAULT                                                     13
SECTION 20.    NONDISCLOSURE                                               13
SECTION 21.    EXECUTION IN DUPLICATE                                      14
SECTION 22.    NOTICES                                                     14

ATTACHMENT A - INTERCONNECTION TRUNKING ARRANGEMENTS
               AND SPECIFIED POINTS OF INTERCONNECTION

ATTACHMENT B - GRADE OF SERVICE REQUIREMENTS

                                 AGREEMENT FOR
                            NETWORK INTERCONNECTION


This Agreement For Local Wireline Network Interconnection ("Agreement") made this 1st day of November, 1999, is by and between Citizens Telecommunications Company of California, Inc. a California corporation, having its principal place of business at 8920 Emerald Park Drive, Suite G, Elk Grove, CA 95624 ("Citizens") and Pac-West Telecomm, Inc. a California corporation, having its
                                           ----------
principal place of business at 4210 Coronado Ave., Stockton, CA 95204 ("Carrier"). Citizens and Carrier may also be referred to herein singularly as a "Party" or collectively as "the Parties.

SECTION 1.  RECITALS and PRINCIPLES
            -----------------------

Citizens is a telecommunications company authorized to provide telecommunications services in the State of California; and

Carrier is a telecommunications company authorized by the California Public Utilities Commission to provide local exchange telecommunications services in the State of California; and

The Parties have in good faith negotiated, and agreed on local interconnection terms and conditions as set forth below; and

In consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Carrier and Citizens hereby covenant and agree as follows:

SECTION 2.  GENERAL DEFINITIONS
            -------------------

Except as otherwise specified herein, the following definitions shall apply to all Sections contained in this Agreement. Additional definitions that are specific to the matters covered in a particular Section may appear in that Section.

     2.1. "Access Services" refers to the tariffed interstate and intrastate switched access and private line transport services offered for the origination and/or termination of interexchange traffic (see Citizens Telecommunication Company, Inc., dba Citizens Communications Company's FCC Tariff #5 and appropriate Citizens state access tariffs).

     2.2. "Access Service Request" ("ASR") means the industry standard forms and supporting documentation used for ordering Access Services. The ASR will be used to identify the specific trunking and facilities request for interconnection.

     2.3 "Automatic Number Identification" ("ANI") refers to the number transmitted through the Network identifying the calling party

     2.4. "Certified Local Exchange Company" ("CLEC") means a telecommunication company authorized by the Commission to provide local exchange telecommunications services in the State of California.

     2.5.   "CLLI Codes" means Common Language Location Indentifier Codes

     2.6.   "Commission" means the Public Utilities Commission.

     2.7.   "DS1" is a digital signal rate of 1.544 Megabits per second ("Mbps")

     2.8.   "DS3" is a digital signal rate of 44.736 Mbps.

     2.9. "Exchange Message Record" ("EMR") is the standard used for exchange of telecommunications message information telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-010-200-010 CRIS Exchange Message Record, a Bellcore document which, defines industry standards for exchange message records.

     2.10. "Interconnection" in this Agreement means only interconnection as defined by section 251(c)(2) of the TA 1996 and refers only to the physical linking of two networks for the mutual exchange of traffic and only for purposes of transmitting and routing telephone exchange traffic of access traffic or both. Interconnection does not include the transport and termination of interexchange traffic.

     2.11. "Local Exchange Routing Guide" ("LERG") is a Bellcore Reference Document used by carriers to identify NPA-NXX routing and homing information as well as network element and equipment designations.

     2.12. "Local Exchange Service" means the provision of telephone exchange traffic or exchange access which originates and terminates within the local calling area as established and defined by the applicable state commission.

     2.13. "Local Switched Access Service" means an offering of facilities for the purpose of the origination or termination of traffic from or to local exchange service customers in a given area pursuant to a Switched Access tariff.

     2.14. "Multiple Exchange Carrier Access Billing" ("MECAB") refers to the document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the Alliance for Telecommunications Industry Solutions ("ATIS"). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an access service provided by two or more LECs (including a LEC and a CARRIER), or by one LEC, in two or more states within a single LATA.

     2.15. "Multiple Exchange Carriers Ordering and Design" ("MECOD") Guidelines for Access Services - Industry Support Interface, refers to the document developed by the Ordering/Provisioning Committee under auspices of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the CLC of the ATIS. The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes recommended guidelines for processing orders for access service which is to be provided by two or more LECs (including a LEC and a CARRIER). It is published by Bellcore as SRBDS 00983.

     2.16. "Meet-Point Billing" ("MPB") refers to a billing arrangement used when two telecommunications carriers jointly provide a Switched Access service over Meet Point Trunks, with each carrier receiving an appropriate share of the revenues. The access services will be billed using Switched Access rate structures, and the carriers will decide whether a single bill or multiple bill will be sent.

     2.17. "Point of Interconnection" ("POI") means the physical location(s) at which the Parties' networks meet for the purpose of establishing interconnection.

     2.18. "Rating Point" is the V&H coordinates associated with a particular telephone number for rating purposes.

     2.19. "Transport and Termination" denotes transmission and switching facilities used for the exchange of traffic between interconnected carrier networks.

     2.20. "Wire Center" denotes a building or space within a building which serves as an aggregation point on a given carrier's network, where transmission facilities and circuits are connected or switched. Wire center can also denote a building in which -one or more central offices, used for the provision of Basic Exchange Services and access services, are located. However, for purposes of interconnection service, Wire Center will mean those points eligible for such connections as specified in the FCC Docket No. 91-141 (Expanded Interconnection with LEC Facilities, Transport, Phase I), and rules adopted pursuant thereto.

SECTION 3.  NETWORK INTERCONNECTION
            -----------------------

The Parties hereto, agree to interconnect their facilities and networks for the transport of exchange, intraLATA toll, and jointly provided switched access services as follows:

     3.1.   Interconnection Trunking Arrangements
            -------------------------------------

            3.1.1. The Parties will interconnect their networks as specified in the terms and conditions contained in Attachment A attached hereto and incorporated by reference. Points of Interconnection set forth in this Agreement, may be modified from time to time by either Party with the written consent of the other Party, which consent will not be unreasonably withheld.

            For each Citizens serving area in which Citizens has an access tandem, the POI for interchange of traffic to and from end offices subtending the access tandem shall be located within the boundaries of the Citizens serving area. In any case where Citizens' end offices subtend a third party's access tandem, interconnection between the parties' networks may, at Pac-West's option, be established through direct connection to POIs at Citizens' end offices or indirectly via such third party's access tandem. In such case, the POI(s) shall be deemed to be located at the established meet point(s) of the interoffice trunking between Citizens' end offices and such third party's access tandem.

            3.1.2. For each Citizens access tandem where Carrier and Citizens interconnect for the transport of local and intraLATA toll and meet-point switched access traffic, the Parties agree that there will be a single POI at the Citizens wire center or reasonable agreed to POI location.

          3.1.3. Each Party will be responsible for the engineering and construction of its own network facilities on its side of the POI, or if the Parties interconnect on an indirect basis, on its side of the meet point established with the directly connecting carrier.

          3.1.4. The Parties mutually agree that all interconnection facilities will be sized according to mutual forecasts and sound engineering practice, as mutually agreed to by the Parties during planning-forecasting meetings. The Parties further agree that all equipment and technical interconnections will be in conformance with all generally accepted industry standards, including all applicable Bellcore Technical Publications with regard to facilities, equipment, and services.

          3.1.5. Interconnection will be provided via two-way trunks. Separate two-way trunks will be established for (a) local, (b) intraLATA toll, and (c) meet point switched access traffic. The mutually agreed upon technical and operational interfaces, procedures, grade of service and performance standards for interconnection between the Parties are set forth in Attachment B, attached hereto and will conform with all generally accepted industry standards including all applicable Bellcore Technical Publications with regard to facilities, equipment, and services.

          3.1.6. This Agreement is applicable only to Citizens' serving areas. Citizens will not be responsible for interconnections or contracts relating to any carrier's interconnection with any other carrier.

     3.2. Testing and Trouble Responsibilities
          ------------------------------------

Carrier and Citizens agree that each will share responsibility for all maintenance and repair of trunks/trunk groups. The Parties agree to:

          3.2.1. Cooperatively plan and implement coordinated repair procedures for the Meet Point and Local Interconnection Trunks and facilities to ensure trouble reports are resolved in a timely and appropriate manner.

          3.2.2. Provide trained personnel with adequate and compatible test equipment to work with each other's technicians.

          3.2.3. Promptly notify each other when there is any change affecting the service requested, including the date service is to be started.

          3.2.4. Coordinate and schedule testing activities of their own personnel, and others as applicable, to ensure its interconnection trunks/trunk groups are installed per the interconnection order, meet agreed upon acceptance test requirements, and are placed in service by the due date.

          3.2.5. Perform sectionalization to determine if a trouble condition is located in its facility or its portion of the interconnection trunks prior to referring any trouble to each other.

          3.2.6. Provide each other with a trouble reporting number to a work center that is staffed 24 hours a day/7 days a week.

          3.2.7. Immediately report to each other any equipment failure which may affect the interconnection trunks.

          3.2.8. Based on the trunking architecture, provide for mutual tests for system assurance for the proper recording of AMA records in each company's switch. These tests are repeatable on demand by either Party upon reasonable notice.

     3.3. Interconnection Forecasting.
          ---------------------------

          3.3.1. The Parties will establish joint forecasting responsibilities for traffic utilization over trunk groups. Orders for trunks that exceed forecasted quantities for forecasted locations will be accommodated as facilities and/or equipment are available. Intercompany forecast information will be provided by the Parties to each other twice a year.

          3.3.2. The forecasts will include the number, type and capacity of trunks as well as a description of major network projects anticipated for the following six months. Major network projects include trunking or network rearrangements, shifts in anticipated traffic patterns, or other activities that are reflected by a significant increase or decrease in trunking demand for the following forecast period. The Parties agree to jointly plan for the effects of other traffic on their networks, including issues of network capacity, forecasting and compensation calculation.

          3.3.3. If a trunk group is under 75 percent of centum call seconds capacity on a monthly average basis for each month of any six month period, either Party may issue an order to resize the trunk group, which will be left with not less than 25 percent excess capacity. In all cases, grade of service objectives identified in Attachment B hereto, will be maintained.

          3.3.4. All requests by Carrier to Citizens to establish, add, change, or disconnect trunks will be made in writing.

          3.4.    Reciprocal Compensation For the Transport and Termination of
                  ------------------------------------------------------------
Interchanged Traffic.
---------------------

          3.4.1. The Parties agree to reciprocally compensate each other for the transport and termination of local exchange traffic in accordance with the provisions of this section. The Parties will measure local exchange traffic between them and will use such measure to determine the compensation due, if any. Each Party will be responsible for the measurement of traffic originating on its network. Each Party shall calculate terminating interconnection minutes of use based on standard Automatic Message Accounting (*AMA) recordings made within each Party's network. Measurement of minutes of use shall be in

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actual conversation seconds. The total conversation seconds will be totaled for the entire monthly bill-round and then rounded to the next whole minutes. Each Party shall provide to the other, within 15 calendar days after the end of each calendar quarter, a usage report showing the total volume, in minutes of use, of local exchange traffic delivered to the other Party for completion. The Party delivering the greater amount of local exchange traffic to the other for termination shall pay the other Party, for all minutes of use in excess of the number of minutes delivered to it by the other Party, reciprocal compensation based on the rates specified in this Agreement. Such payment shall be made within 30 days of the Party's receipt of the other Party's billing for such compensation.

          Until such time as the Commission has established new rates for Citizens pursuant to 47 C.F.R. (S) 51.705(a)(1) or 51.705(a)(3), as applicable, the rates for reciprocal compensation shall be as follows.

               Local Call Termination:  $ 0.002 per minute of use

          Transport: The rates for dedicated interoffice facilities shall be equal to those set forth in Citizens' FCC Tariff No. 1. For comparable entrance facilities or direct-trunked transport.

          The rates for shared interoffice facilities shall be equal to the weighted per-minute equivalent DS1 and DS3 interoffice dedicated transmission links rates that reflect the relative number of DS1 and DS3 circuits used in the tandem to end office links (or a surrogate based on the proportion of copper and fiber facilities in the interoffice network), calculated using a loading factor of 9,000 minutes per month per voice-grade circuit, as described in 47 C.F.R.
(S) 69.112.

          3.4.2. Each Party will provide the other with necessary electronic signalling data necessary to bill terminating traffic (including ANI). The Parties agree to use industry standard Feature Group D signalling as described in Citizens' FCC Tariff No.1, which are hereby incorporated by reference.

          3.4.3. Compensation for use of facilities for interconnection will be billed by the providing carrier according to tariffed rates as specified in Citizens' FCC Tariff No. 1 based on the proportion of trunk capacity used by the other carrier to send traffic that terminates on the providing carrier's network, as measured during peak periods.

          3.4.4. Late payment charges for interconnection charges will be assessed as described in each Party's tariffs and specified in Citizens' FCC Tariff No. 1.

          3.4.5. A Maintenance of Service charge applies whenever either Party requests the dispatch of the either Party's personnel for the purpose of performing maintenance activity on the interconnection trunks, and any of the following conditions exist:

              3.4.5.1.  No trouble is found in the interconnection trunks; or

              3.4.5.2. The trouble condition results from equipment, facilities or systems not provided by the Party whose personnel were dispatched; or

              3.4.5.3. Trouble clearance did not otherwise require a dispatch, and upon dispatch requested for repair verification, the interconnection trunk does not exceed maintenance limits.

If a Maintenance of Service initial charge has been applied and trouble is subsequently found in the facilities of the Party whose personnel were dispatched, the charge will be canceled.

Billing for Maintenance of Service is based on each half-hour or fraction thereof expended to perform the work requested. The time worked is categorized and billed at one of the following three rates: (1) basic time; (2) overtime; or
(3) premium time as defined in Citizens' FCC Tariff No. 1.

     3.5.  Interim Service Provider Number Portability
           -------------------------------------------

           3.5.1.  Description of Service
                   ----------------------

                   3.5.1.1. Interim Service Provider Number Portability ("ISPNP") is a service arrangement that can be provided by Citizens to CARRIER or by CARRIER to Citizens. Although this Agreement describes Citizens to CARRIER arrangements, CARRIER must make ISPNP available to Citizens on a reciprocal basis under the same terms and conditions.

                   3.5.1.2. ISPNP allows an end user customer to transfer service from Citizens to CARRIER and to retain their existing telephone number. ISPNP allows incoming calls to Citizens provided telephone numbers to be routed to the CARRIER's network for completion. ISPNP is available only for working telephone numbers assigned to Citizens' customers who request to transfer to CARRIER provided service.

                   3.5.1.3. Citizens reserves the right to determine the type of serving arrangement used to redirect ISPNP calls to the CARRIER Network (e.g. remote call forwarding ("RCF") Additional capacity for simultaneous call forwarding is available where technically feasible on a per path basis. CARRIER will need to specify the number of simultaneous calls to be forwarded for each number ported.

                   3.5.1.4.  ISPNP is subject to the following restrictions:

                        3.5.1.4.1. An ISPNP telephone number may be assigned by CARRIER only to CARRIER's customers located within Citizens' local calling area and toll rating area which is associated with the NXX of the ported number.

                        3.5.1.4.2. ISPNP is applicable only if CARRIER is engaged in a reciprocal traffic exchange arrangement with Citizens.

                        3.5.1.4.3. Only the existing, Citizens assigned end user telephone number may be used as a ported number for ISPNP.

                        3.5.1.4.4. ISPNP will not be provided by Citizens for Citizens' customers whose accounts are in arrears and who elect to make a change of service provider unless and until:

Full payment for the account (including directory advertising charges associated with the customers telephone number) is made by customer or CARRIER agrees to make full payment on behalf of the customer.

Citizens is notified in advance of the change in service provider a Change of Responsibility form is issued. Citizens accepts the transfer of responsibility.

                        3.5.1.4.5. ISPNP services shall not be resold, shared or assigned by CARRIER.

                        3.5.1.4.6. ISPNP is not offered for NXX Codes 555, 976, 960 and 1+ sent-paid telephones, and Service Access Codes (i.e. 500, 700, 800/888, 900). ISPNP is not available for FGA seven-digit numbers, including foreign exchange (FEX), FX and FX/ONAL and foreign Central Office Service, as well as restrictions that may apply for unique services; e.g., DID, hunting arrangements. Furthermore, ISPNP numbers may not be used for mass calling events.

                        3.5.1.4.7. The ported telephone number will be returned to the originating company when the service associated with the ported number is disconnected. The company assigned the ported number may not retain it and reassign it to another customer. The normal intercept announcement will be provided by Citizens for the period of time until the telephone number is reassigned by Citizens.

          3.5.2.  Customer of  Record
                  -------------------

                  3.5.2.1. CARRIER will become the customer of record for the ported telephone number.

                  3.5.2.2. CARRIER will be responsible for all future charges associated with the ISPNP arrangement including collect, third number billed calls and any other calls charged to the Citizens provided telephone number.

          3.5.3.  Ordering and Maintenance
                  ------------------------

                  3.5.3.1. CARRIER is responsible for all dealings with and on behalf of CARRIER's End Users, including all end user account activity, e.g. end user queries and complaints.

                  3.5.3.2. CARRIER is responsible for obtaining a Letter of Authorization (LOA) from each End User requesting a transfer of the end users telephone number from Citizens to CARRIER.

                  3.5.3.3. If an End User requests transfer of service from CARRIER back to Citizens, Citizens may rely on that End User request to cancel the ISPNP service.

                  3.5.3.4. Certain features are not available with for ISPNP telephone numbers. Calling party information passed to the CARRIER network may reflect the Citizens provided telephone number.

                  3.5.3.5. CARRIER's designated ISPNP switch must return answer and disconnect supervision to Citizens' switch.

SECTION 4.  AUDIT CLAUSE
            ------------

Either Party may conduct an audit of the other Party's books and records, no more frequently than once per twelve (12) month period, to verify the other Party's compliance with provisions of this Agreement. Any audit shall be performed as follows: (i) following at least forty (45) days prior written notice to the audited Party; (ii) subject to the reasonable scheduling requirements and limitations of the audited Party; (iii) at the auditing Party's sole cost and expense; (iv) of a reasonable scope and duration; (v) in a manner so as not to interfere with the audited Party's business operations.

SECTION 5.  DISPUTE RESOLUTION
            ------------------

The Parties agree that in the event of a default or violation here under, or for any dispute arising under this Agreement or related agreements, the Parties will first confer to discuss the dispute and seek resolution prior to taking any action before any court or regulator, or before authorizing any public statement about or authorizing disclosure of the nature of the dispute to any third party. Such conference will occur at least at the Vice President level for each Party. In the case of Citizens, its Vice President for Interconnection, or equivalent officer, will participate in the meeting, and for Carrier, its Vice President, or equivalent officer, will participate.

In the event the Parties are unable to resolve the dispute through conference, the Parties agree to employ the dispute resolution procedures established by the Commission.

SECTION 6.  FORCE MAJEURE
            -------------

If the performance of the Agreement, or any obligation hereunder is prevented, restricted or interfered with by reason of any of the following:

     6.1. Fire, explosion, flood, earthquake, hurricane, cyclone, tornado, storm, epidemic, breakdown of plant or power failure;

     6.2. War, revolution, civil commotion, acts of public enemies, blockade or embargo;

     6.3. Any law, order, proclamation, regulation, ordinance, demand or requirement of any government or any subdivision, authority, or representative of any such government;

     6.4    Labor difficulties, such as strikes, picketing or boycotts;

     6.5.   Delays caused by other service or equipment vendors;

     6.6. Any other circumstance beyond the reasonable control of the Party affected; then the Party affected, upon giving prompt notice to the other Party, will be excused from such performance on a day-for-day basis to the extent of such prevention, restriction, or interference (and the other Party will likewise be excused from performance of its obligations on a performance so prevented, restricted or interfered with); provided that the Party so affected will use its reasonable best efforts to avoid or remove such causes of nonperformance and both Parties will proceed to perform with dispatch whenever such causes are removed or cease.

SECTION 7.  COMMISSION DECISION
            -------------------

This Agreement will at all times be subject to such review by the Commission or FCC as permitted by the Telecommunications Act of 1996. If any such review renders the Agreement inoperable or creates any ambiguity or requirement for further amendment to the Agreement, the Parties agree to negotiate in good faith to agree upon any necessary amendments to the Agreement.

SECTION 8.  REGULATORY CHANGES
            ------------------

Either Party may request an amendment to take into account any changes in FCC or Commission rules and requirements, including changes resulting from judicial review of applicable regulatory decisions.

SECTION 9.  REGULATORY APPROVAL
            -------------------

The Parties agree to jointly file this Agreement with the Commission and to fully cooperate with each other in obtaining Commission approval.

This agreement was adopted pursuant to arbitration under 47 U.S.C. section 252 in Commission Docket No. A.99-02-002. The provisions hereof shall be construed in accordance with, and be subject to, the Commission's decisions in that docket.

SECTION 10. YEAR 2000 COMPLIANCE
            --------------------

     10.1 Warranty. Each party warrants and represents that all of its critical Interconnection Assets used in interconnection and the exchange of traffic and information with the other party, including, but not limited to information technology and non-information technology systems and facilities and to the extent of direct influence and control, those of its external suppliers utilized by each party in its business ("Interconnection Assets") will be "Year 2000 Compliant" (defined below) by no later than December 31, 1999. This warranty will survive the expiration of any other warranty period provided for herein. For purposes of this Agreement, the following definitions apply:

            (i) "Date Data" means any data, formula, algorithm, process, input or output which includes, calculates or represents a date, a reference to a date or a representation of a date;

            (ii)  "Year 2000 Compliant" means:

                   a. the functions, calculations, and other computing processes of the Interconnection Assets (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the Date Data inputs to the Interconnection Assets, whether before, on, during or after January 1, 2000 and whether or not the Date Data is affected by leap year;

                   b. the Interconnection Assets accept, calculate, compare, sort, extract, sequence, and otherwise process all Date Data, and return and display all Date Data, in a consistent manner regardless of the dates used in such Date Data, whether before, on, during or after January 1, 2000;

                   c. the Interconnection Assets will function correctly and without interruptions caused by the date in time on which the Processes are actually performed or by the Date Data inputs to the Interconnection Assets, whether before, on, during or after January 1, 2000;

                   d. the Interconnection Assets accept and respond to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner;

                   e. the Interconnection Assets store and display all Date Data in ways that are unambiguous as to the determination of the century;

                   f. no Date Data will cause one or more Interconnection Assets to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results; and

                   g. each of the Interconnection Assets will properly exchange Date Data with ALL other Interconnection Assets that it may interact or inter-operate with as deemed necessary.

     10.2 Testing Warranty. Each party warrants and represents that the critical Interconnection Assets will be tested by that party and/or that the party will use reasonable commercial efforts to obtain completion of testing by the party's suppliers of Interconnection Assets to determine whether each of the Interconnection Assets are Year 2000 Compliant. Upon one party's written request, the other party agrees to participate in additional tests of one or more of the critical Interconnection Assets should it be determined to not be Year 2000 Compliant. Each party will notify the other party immediately of the results of any test or any claim or other information that indicates any critical Interconnection Asset is not year 2000 Compliant.

     10.3 Indemnity. Each party agrees to indemnify and hold the other party and its shareholders, officers, directors, employees, agents, successors, and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorneys' fees, expenses, judgments or damages, whether ordinary, special or consequential, resulting from any third-party claim made or suit brought against the indemnified party or such persons, to the extent such results from the indemnifying party's breach of the warranties contained in this Section; provided that, as a condition precedent to any obligation on the part of a party to indemnify and hold harmless the other party or any other person under this Section, the other party must notify the indemnifying party in writing of any such claim or suit within ten (10) days of its first having received any notice thereof. After receipt of such notice from the other party, the indemnifying party shall acknowledge in writing to the other party within ten (10) days its obligation under this Section with respect to such claim or suit and, upon doing so, may take control of the investigation and defense of such claim or suit to the extent consistent with such acknowledgement and, subject to the consent of the other party, which may not unreasonably be withheld, may enter into a settlement or compromise thereof on behalf of itself and the other party. The other party shall cooperate in such investigation and defense. The other party may undertake its own defense of any claim or suit for which the indemnifying party has failed or refused to acknowledge its obligations under this section, but may not, without the consent of the indemnifying party, which consent shall not unreasonably be withheld, enter into a settlement or compromise of any such claim or suit in which the indemnifying party is a named defendant or as to which the indemnifying party has acknowledged partial responsibility under this Section.

     10.4 Repair Obligation. To the extent that it is determined by a party, that an Interconnection Asset is not Year 2000 compliant, the party owning or operating that Interconnection Asset agrees to immediately formulate and implement a written plan of action to modify the Interconnection Asset such that it is Year 2000 complaint. Advisement of such plan of action shall be delivered to the other party within ten (10) business days after completion of same. As part of any such plan, the party required to modify the Interconnection Asset shall, at its expense, commit the resources necessary to correct any nonperformance, error or defect in a timely manner commensurate with the nature of harm caused by the nonperformance, error or defect, and will complete the correction not later than thirty (30) days after delivery of the plan of action.

SECTION 11. INTEGRATION
            -----------

The Parties have negotiated this Agreement as integrated document. All of the terms and conditions herein are dependent upon the other terms and conditions herein and no part of this Agreement would have been entered into by the Parties without the other terms of this Agreement. No portion of this Agreement is intended to be severable from any other part of this Agreement.

SECTION 12. TERM OF AGREEMENT
            -----------------

The initial term will be for two (2) years from the Effective Date. Thereafter, this Agreement may be renewed for successive one-year terms on the anniversary of the Effective Date provided Carrier forwards a written request to renew to Citizens not less than 90 days prior to the expiration date. Citizens will provide Carrier with current prices for the services covered by this contract no later than 30 days after receiving the written request to renew.

SECTION 13.  EFFECTIVE DATE
             --------------

This Agreement will become effective upon approval by the Commission. If the Agreement terminates, each of the parties will continue to perform its obligation under the terminated Agreement until a successor Agreement becomes effective.

SECTION 14.  AMENDMENT OF AGREEMENT
             ----------------------

The Parties may mutually agree to amend this Agreement in writing. Because it is possible that amendments to this Agreement may be needed to fully satisfy the purposes and objectives, the Parties agree to work cooperatively, promptly, and in good faith to negotiate and implement any such additions, changes, and/or corrections to this Agreement. Any amendment must be made in writing.

SECTION 15.  LIMITATION OF LIABILITY
             -----------------------

Except as otherwise provided herein, neither Party will be liable to the other in connection with the provision or use of services provided under this Agreement for indirect, incidental, consequential, special damages, including (without limitation) damages for lost profits, regardless of the form of action, whether in contract, indemnity, warranty, strict liability, or tort.

SECTION 16.   INDEMNITY
              ---------

Each Party will indemnify and hold the other harmless from any liabilities, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made by third parties for (a) personal injuries, including death, or (b) damage to tangible property resulting from the sole negligence and/or sole willful misconduct of that Party, it employees or agents in the performance of this Agreement. Each Party will defend the other at the other's request against any such liability, claim, or demand. Each Party will notify the other promptly of written claims or demands against such Party of which the other Party is solely responsible hereunder.

SECTION 17.  ASSIGNMENT
             ----------

This Agreement may not be assigned to another party without written consent of the other Party, which consent will not be unreasonably withheld.


SECTION 18.  CONTROLLING LAW
             ---------------

This Agreement was negotiated by the Parties in accordance with the terms of the Telecommunications Act of 1996 and the laws of the State of California. It
                                                            ----------
will be interpreted solely in accordance with the terms of the Telecommunications Act and applicable state law.

SECTION 19.  DEFAULT
             -------

If either Party believes the other is in breach of this Agreement or otherwise in violation of law, it will first give sixty (60) days notice of such breach or violation and an opportunity for the allegedly defaulting Party to cure. Thereafter, the Parties will employ the Dispute Resolution and Arbitration procedures set forth in this Agreement.

SECTION 20.   NONDISCLOSURE
              -------------

              20.1. "Confidential Information" as used herein means any information in written, oral, or other tangible or intangible forms which may include, but is not limited to, ideas, concepts, know-how, models, diagrams, flow charts, data, computer programs, marketing plans, business plans, customer names, and other technical, financial, or business information, which is designated as "confidential" or "proprietary" by either Party in the belief that it contains a trade secret or other confidential research, development, or commercial or financial information.

              20.2. All written Confidential Information to be covered by this Agreement will be identified by a restrictive legend which clearly specifies the proprietary nature of the information.

              20.3 If the Confidential Information is provided orally, it will be deemed to be confidential or proprietary if specifically identified as such by either Party or if the information is clearly recognizable to be of a confidential and proprietary nature.

              20.4. Any Confidential Information produced, revealed, or disclosed by either Party to the other will be used exclusively for purposes of the business discussions and/or negotiations, and will be kept separately from other documents and materials.

              20.5. All persons receiving access to Confidential Information will not disclose it nor afford access to it to any other person not specifically authorized by this Agreement to obtain the Confidential Information, nor will such Confidential Information be used in any other manner or for any other purpose than as provided in this Agreement. No copies or reproductions will be made of any Confidential Information or any part thereof, whether by mechanical, handwritten, or any other means, without the prior written consent of the Party providing it.

              20.6. Upon request by the disclosing Party, the receiving Party will return all tangible copies of Confidential/ Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes.

              20.7. Notwithstanding any other provision of this Agreement, this section will apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

SECTION 21.   EXECUTION IN DUPLICATE
              ----------------------

This Agreement may be executed in duplicate copies, and, upon said execution, will be treated as an executed document.

SECTION 22.   NOTICES
              -------

Any notices required by, or concerning, this Agreement will be sent to the Parties at the following addresses:

     For Carrier:                      and to Citizens, addressed as follows:
     Pac-West Telecomm, Inc.           Citizens Communications
     John F. Sumpter                   Attention: Interconnection Manager, West
     Vice President-Regulatory         Interconnection Services Dept.
     4210 Coronado Avenue              P.O. Box 860
     Stockton, CA 95204                Palo Cedro, CA 96073
     Tel:(209) 926-3136                Tele:(530) 547-2218
     Fax:(209) 926-4820                Fax:(530) 547-2233

                                       Any Invoices should be sent to:
                                       Citizens Communications
                                       Attention: Manager, Network Cost
                                       1080 Pittsford-Victor Rd.
                                       Pittsford, NY 14534
                                       Tel:(716) 389-0394
                                       Fax:(716) 389-0391


                                 cc:   Citizens Communication
                                       Barbara Snider
                                       7901 Freeport Blvd.
                                       Sacramento, CA 95832
                                       Tel: (916) 665-5335
                                       Fax: (916) 665-5351

Each Party will inform the other in writing of any changes in the above addresses.

The Parties have caused this Local Wireline Network Interconnection Agreement to be executed on their behalf on the dates set forth below.

PAC-WEST TELECOMM, INC.                  CITIZENS TELECOMMUNICATIONS
                                         COMPANY OF CALIFORNIA, INC.

By:_______________________________       By:_______________________________

Typed:  John F. Sumpter                  Typed:  F. Wayne Lafferty
      ----------------------------             ----------------------------

Title:  VP-Regulatory                    Title: VP, Regulatory & Government
      ----------------------------             ----------------------------
                                               Affair
                                               ----------

Date:_____________________________       Date: ____________________________

                                 ATTACHMENT A

                     INTERCONNECTION TRUNKING ARRANGEMENTS
                                      AND
                      SPECIFIED POINTS OF INTERCONNECTION


CITIZENS SERVICE                    CLEC POI
   LOCATION                        (CLLI Code)            RT       NPA  NXX
-----------------                  -------------       --------   -----------


Elk Grove, CA
-----------------                  -------------       --------   -----------

Susanville, CA
-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

-----------------                  -------------       --------   -----------

                                 ATTACHMENT B

                         GRADE OF SERVICE REQUIREMENTS


All Interconnection Facilities will meet Industry Standard of Engineering, Design and Operation.

The Grade of Service for all Facilities between Citizens' End Office or Tandem and Carrier will be engineered to achieve P.01 Grade of Service.

SECTION 22.   NOTICES
              -------

Any notices required by, or concerning, this Agreement will be sent to the Parties at the following addresses:

     For Carrier:                        and to Citizens, addressed as follows:
     Pac-West Telecomm, Inc.             Citizens Communications
     John F. Sumpter                     Attention: Interconnection Manager,
     Vice President-Regulatory           West Interconnection Services Dept.
     4210 Coronado Avenue                P.O. Box 860
     Stockton, CA  95204                 Palo Cedro, CA 96073
     Tel:  (209) 926-3136                Tel: (530) 547-2218
     Fax:  (209) 926-4820                Fax: (530) 547-2233

                                         Any Invoices should be sent to:
                                         Citizens Communications
                                         Attention:  Manager, Network Cost
                                         1080 Pittsford-Victor Rd.
                                         Pittsford, NY 14534
                                         Tel:  (716) 389-0394
                                         Fax:  (716) 389-0391

                                   cc:   Citizens Communication
                                         Barbara Snider
                                         7901 Freeport Blvd.
                                         Sacramento, CA 95832
                                         Tel: (916) 665-5335
                                         Fax: (916) 665-5351

Each Party will inform the other in writing of any changes in the above addresses.

The Parties have caused this Local Wireline Network Interconnection Agreement to be executed on their behalf on the dates set forth below.

PAC-WEST TELECOMM, INC.                  CITIZENS TELECOMMUNICATIONS
                                         COMPANY OF CALIFORNIA, INC.

By:     /s/ John F. Sumpter              By:     /s/ F. Wayne Lafferty
   -------------------------------          -------------------------------

Typed:  John F. Sumpter                  Typed:  F. Wayne Lafferty
      ----------------------------             ----------------------------

Title:  VP-Regulatory                    Title: VP, Regulatory & Government
      ----------------------------             ----------------------------
                                               Affair
                                               ----------

Date:_____________________________       Date: 10/15/99
                                              -----------------------------